Exhibit 10.5

Execution Version

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This FIRST AMENDMENT (this "Amendment") to MANAGEMENT AGREEMENT is entered into as of March 28, 2025 by and among STAR HOLDINGS, a Maryland statutory trust (the "Company"), and SAFEHOLD MANAGEMENT SERVICES INC., a Delaware corporation (with its permitted assigns, the "Manager"). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Existing Management Agreement (defined below).

RECITALS

WHEREAS, the Company and the Manager have previously entered into the Management Agreement, dated as of March 31, 2023 (the "Existing Management Agreement"); and

WHEREAS, the Company and the Manager have agreed to amend certain terms of the Existing Management Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Amendments.

a) The definition of "Management Fee" in Section 1(y) of the Existing Management Agreement is hereby amended by changing the amount of the "Annual Fee" payable in respect of the "Third Annual Renewal Term" shown in the table set forth in such definition from $5.0 million to $7.5 million.

b) The definition of "Termination Fee" in Section 1(mm) of the Existing Management Agreement is hereby amended by changing the amount in clause (i)(x) of such definition from $50.0 million to $55.0 million.

2.            Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflicts of law principles to the contrary.

3.            Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Existing Management Agreement, such conflict shall be resolved in favor of the terms and conditions of this Amendment and the Existing Management Agreement shall be construed accordingly.

4.            Ratification. Except as modified hereby, the Existing Management Agreement remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

5.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which constitute one and the same instrument.

6.            Facsimile/PDF Signatures. In order to expedite the transaction contemplated herein, telecopied, facsimile, or .pdf (exchanged via e-mail) signatures may be used in place of original signatures on this Amendment. The parties intend to be bound by the signatures on the telecopied, facsimile or pdf document, are aware that the other parties will rely on the telecopied, facsimile or .pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

7.            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assignees.

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Signature page follows.]

IN WITNESS WHEREOF, the undersigned hereto have duly executed this First Amendment to Management Agreement as of the day and year first above written.

STAR HOLDINGS

/s/Elisha Blechner
Name:	Elisha Blechner
Title:	Executive Vice President

SAFEHOLD MANAGEMENT SERVICES INC.

/s/Brett Asnas
Name:	Brett Asnas
Title:	Chief Financial Officer